                                                                    EXHIBIT 23.3

                            [LOISLAW.COM LETTERHEAD]


August 17, 1999

Michelle Kaspar
Veronis, Suhler & Associates, Inc.
350 Park Avenue
20th Floor
New York, NY 10022

Re: Loislaw.com, Inc. (the "Company")

Dear Michelle:

   I wrote you on July 1, 1999 requesting, on behalf of the Company, your permission to reference Veronis, Suhler & Associates, Inc. as the source of selected information published in your 1998 Communications Industry Forecast in the Company's Form S-1 Registration Statement. The information we used was from the "Number of Practicing Professionals" table on page 348 of the 1998 report. Under the "lawyer" column you show 980,000 lawyers for 1998, and project growth to 1,065,000 lawyers by 2002.

   As required by the Securities and Exchange Commission, the Company filed the July 1, 1999 letter as an exhibit to its Amendment No. 2 to Form S-1 Registration Statement on August 2, 1999. We are now asking you to acknowledge that you are aware that your consent was filed with the Securities and Exchange Commission and to consent to the filing of this letter with the Securities and Exchange Commission at a later date by signing below.

Sincerely,

    /s/ Clark Wigley
------------------------
Clark Wigley
VP of Business Development

CONSENT AND AGREED:
This 18th day of August, 1999.

VERONIS SUHLER & ASSOCIATES

     /s/ Leo Kivisarv
By:
  ------------------------
  Name: Leo Kivisarv, Ph.D.
  Title: Director of Research

                         [LOISLAW.COM, INC. LETTERHEAD]

July 1, 1999

Michelle Kaspar
Veronis, Suhler & Associates, Inc.
350 Park Avenue
20th Floor
New York, NY 10022

Dear Michelle:

   As we discussed, this letter is to receive permission from Veronis Suhler & Associates to use selected information published in your 1998 Communications Industry Forecast. The information we would like to use is from the "Number of Practicing Professionals" table on page 348 of the 1998 report. Under the "lawyer" column you show 980,000 lawyers for 1998, and project growth to 1,065,000 lawyers by 2002.

   LOIS proposed to use this information in our S-1. I have attached copies of page 29 "Business" from that S-1. The last paragraph on this page contains the lawyers counts shown in the VSA table.

Sincerely,

    /s/ Clark Wigley
-------------------------
Clark Wigley
VP of Business Development

                               Permission to Cite

   Loislaw.com, Inc. is hereby granted permission to cite the information discussed in the letter.

Signed:                                   Date: 7/6/99

    /s/ Leo Kivisarv
-------------------------
Name: Leo Kivisarv, Ph.D.
Title: Director of Research